Exhibit 99.4

etailz, inc.

BALANCE SHEETS (UNAUDITED)

ASSETS

	June 30, 2016	December 31, 2015

CURRENT ASSETS
Cash	$169,569	$395,750
Accounts receivable	979,917	998,310
Inventories, net	12,215,049	13,467,916
Inventory in transit	301,361	418,974
Inventory deposits	468,036	639,756
Prepaid and other current assets	303,875	216,173
Current deferred tax assets	280,329	229,001

Total current assets	14,718,136	16,365,880

PROPERTY AND EQUIPMENT
Computers	75,476	54,864
Furniture	8,674	16,283
Leasehold improvements	192,648	166,106
Accumulated depreciation and amortization	(122,586)	(90,244)

Total property and equipment, net	154,212	147,009

LONG-TERM ASSETS
Software and websites, net of accumulated amortization	521,024	516,205

Total assets	$15,393,372	$17,029,094

etailz, inc

BALANCE SHEETS (UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30, 2016	December 31, 2015

CURRENT LIABILITIES
Checks in excess of bank balance	$1,591,704	$376,005
Line of credit, current	2,109,688	3,236,590
Accounts payable	3,351,551	4,673,781
Credit cards payable	327,444	955,736
Sales returns	369,339	584,580
Sales tax payable	496,690	837,820
Payroll liabilities	105,825	131,213
Other accrued expenses	273,834	370,221
Income tax payable	87,712	321,156

Total current liabilities	8,713,787	11,487,102

LONG-TERM LIABILITIES
Long-term deferred tax liabilities, net	192,592	79,074
Other liabilities	16,715	35,940

Total long-term liabilities	209,307	115,014

COMMITMENTS AND CONTINGENCIES (Notes 2, 3, and 5)

STOCKHOLDERS’ EQUITY
Preferred stock, no par value; 50,000,000 shares authorized; none issued or outstanding	-	-
Common stock, no par value; 50,000,000 shares authorized; 991,698 issued and outstanding	1,563,000	1,563,000
Additional paid-in capital	366,296	366,296
Retained earnings	4,540,982	3,497,682

Total stockholders’ equity	6,470,278	5,426,978

Total liabilities and stockholders’ equity	$15,393,372	$17,029,094

etailz, inc.

STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net sales	$28,846,698	$20,693,332	$56,327,017	$40,218,160

Cost of sales	21,324,257	15,210,190	41,385,024	29,717,607

Gross profit	7,522,441	5,483,142	14,941,993	10,500,553

Selling, general, and administrative expenses	6,725,485	4,691,857	13,039,863	9,155,284

Operating income	796,956	791,285	1,902,130	1,345,269

Other expense
Interest expense	17,851	18,866	35,569	26,984
Other expense (income)	40,487	20,588	39,354	52,951

	58,338	39,454	74,923	79,935

Income before income taxes	738,618	751,831	1,827,207	1,265,334

Income tax expense	317,097	322,769	783,907	542,514

Net income	$421,521	$429,062	$1,043,300	$722,820

3

etailz, inc.

STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

	Preferred Stock (Shares)	Preferred Stock (Amount)	Common Stock (Shares)	Common Stock (Amount)	Additional Paid-in Capital	Retained Earnings	Total Stockholders’ Equity

Balance, January 1, 2015	-	$-	991,698	$1,563,000	$366,296	$1,650,603	$3,579,899

Net income	-	-	-	-	-	1,847,079	1,847,079

Balance, December 31, 2015	-	-	991,698	1,563,000	366,296	3,497,682	5,426,978

Net income	-	-	-	-	-	1,043,300	1,043,300

Balance, June 30, 2016	-	$-	991,698	$1,563,000	$366,296	$4,540,982	$6,470,278

4

etailz, inc.

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Cash received from customers	$56,130,169	$39,459,574
Cash paid to suppliers and employees	(55,281,967)	(41,590,399)
Interest paid	(35,569)	(26,984)
Income tax paid	(955,161)	(853,811)

Net cash from operating activities	(142,528)	(3,011,620)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(54,220)	(148,317)
Purchase of software and websites	-	(27,900)
Capitalization of internal software and website development costs	(118,230)	(138,497)

Net cash from investing activities	(172,450)	(314,714)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in checks in excess of bank balance	1,215,699	282,481
Draws on line of credit	28,393,787	18,259,630
Repayments of line of credit	(29,520,689)	(15,205,864)

Net cash from financing activities	88,797	3,336,247

NET CHANGE IN CASH	(226,181)	9,913

CASH at beginning of year	395,750	78,259

CASH at end of year	$169,569	$88,172

etailz, inc.

STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2016	2015

RECONCILIATION OF NET INCOME TO NET CASH FROM OPERATING ACTIVITIES
Net income	$1,043,300	$722,820
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	160,428	81,151
Deferred income taxes	62,190	122,148
Increase in reserves for inventory obsolescence and sales returns	254,759	(93,518)
Change in assets and liabilities
Accounts receivable	18,393	(590,068)
Inventories (including in-transit)	900,480	(2,256,150)
Deposits and other current assets	84,018	(171,878)
Accounts and credit cards payable	(233,444)	(433,445)
Other accrued expenses	(1,950,522)	(676,348)
Income taxes payable	(482,130)	283,668

Net cash from operating activities	$(142,528)	$(3,011,620)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Transfer from software in development to software and websites	$85,893	$127,123

6

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Nature of business operations – etailz, inc. (Company or etailz) was established in 2008 and is an online retailer and developer of consumer products. The Company is headquartered and operates a retail store in Spokane, Washington.

Basis of presentation – The balance sheets as of June 30, 2016 and 2015, the statements of income for both the three and six months ended June 30, 2016 and 2015, and the statements of cash flows for the six months ended June 30, 2016 and 2015 are unaudited. In the opinion of management, all adjustments (which include only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations, and cash flows of the Company for the periods presented have been made.

Due to the seasonal nature of the Company’s business, the results of operations for the three and six months ended June 30, 2016 and 2015 are not indicative of the operating results that may be expected for the year ending December 31, 2016 and 2015.

Recent accounting pronouncements – Accounting Standards Update (ASU) No. 2016-02 establishes a new lease accounting model for lessees. Under the new guidance, which becomes effective January 1, 2020, for calendar-year nonpublic entities, lessees will be required to recognize right-of-use assets and liabilities for most leases having lease terms of 12 months or more. However, lease expense will be recognized on the income statement in a manner similar to existing requirements.

ASU No. 2014-09 provides sweeping new, globally applicable converged guidance concerning recognition and measurement of revenue. In addition, significant additional disclosures are required about the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The new rules, under accounting principles generally accepted in the United States of America (GAAP), which become effective for nonpublic entities in calendar year 2019, will replace virtually all existing revenue guidance, including most industry-specific guidance.

The Company is currently evaluating the impact of these ASUs and has not yet implemented them.

Foreign currency – The Company buys and sells certain products internationally. In these cases, the transactions are generally denominated in the local currency. All income statement transactions are immediately remeasured into U.S. dollars. The remeasurement of the related foreign receivables, payables and cash into U.S. dollars creates remeasurement gains and losses that are included in earnings as a component of other expense. The Company recognized net remeasurement losses (gains) of $6,256 and $12,913 during the three months ended June 30, 2016 and 2015, respectively and ($9,334) and $43,842 during the six months ended June 30, 2016 and 2015, respectively.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies (continued)

Reclassifications – Certain reclassifications have been made to previously issued financial statements to conform with the presentation of these financial statements. Total equity and net income are unchanged due to these reclassifications.

Comprehensive income – Net income was equal to comprehensive income for each of the periods presented.

Accounts receivable – Accounts receivable are primarily comprised of merchant receivables, which are stated at the amount the Company expects to collect. An allowance for doubtful accounts is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Receivables are typically paid within 10 days of the underlying transactions. Receivables not paid within the contractually agreed upon timeframe are considered delinquent. Delinquent receivables are written off based on individual credit evaluation, specific circumstances of the customer, and management’s discretion. The Company did not have an allowance for doubtful accounts at June 30, 2016 or December 31, 2015, as management expects all accounts to be collected. Actual write offs were insignificant for all periods presented.

Inventories – Inventories are comprised of consumer products to be sold and are stated at the lower of cost or net realizable value, calculated on average cost, which approximates the first-in, first-out method. The Company provides for obsolescence and net realizable value adjustments by recording a reserve. At June 30, 2016 and December 31, 2015, the reserve for obsolescence and net realizable value adjustments was $470,000 and $900,000, respectively.

The Company is occasionally required to prepay for certain inventories. In these situations, the prepayment is recorded as a deposit until the risks and rewards of ownership have been transferred to etailz. Inventory in-transit is recorded if this transfer occurs at the time of shipment.

Property and equipment – Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the assets’ estimated useful lives. The useful lives for depreciation purposes range from three to five years for computers and equipment. Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life. Depreciation and amortization expense was $17,970 and $17,916 for the three month periods ended June 30, 2016 and 2015, respectively, and $47,017 and $33,028 for the six month periods ended June 30, 2016 and 2015, respectively, and is included with selling, general, and administrative expenses.

Valuation of long-lived assets – The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews assets for impairment whenever events or changes in circumstances have indicated the carrying amount of its assets might not be recoverable. Impaired assets are reported at the lower of cost or fair value. As of June 30, 2016 and December 31, 2015, no long-lived assets were impaired.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies (continued)

Software and websites, net – The Company capitalizes third party and internal costs incurred to develop websites and internal-use computer software. Internal and external costs incurred in connection with development of upgrades or enhancements that result in additional functionality are also capitalized. These capitalized costs are amortized on a straight-line basis over the estimated useful life of the software, which is generally three years. Purchased software is capitalized and amortized over its estimated useful life.

The following table summarizes software and websites at:

	June 30,	December 31,
	2016	2015

Purchased software	$51,851	$51,851
Internally developed software and websites	724,688	638,795
Software in development	70,385	38,048
Less accumulated amortization	(325,900)	(212,489)

	$521,024	$516,205

The Company determined internal costs of $69,944 and $81,779 during the three month periods ended June 30, 2016 and 2015, respectively, and $118,230 and $138,497 during the six month periods ended June 30, 2016 and 2015, respectively, to be in the application development stage and have, therefore, been capitalized as internally developed software and websites. All ineligible costs are expensed as incurred.

Amortization expense of capitalized internally developed software and websites was $55,237 and $23,867 during the three month periods ended June 30, 2016 and 2015, respectively, and $105,050 and $40,773 during the six month periods ended June 30, 2016 and 2015, respectively. Amortization expense of purchased software and third party development costs was $4,180 and $4,063 during the three month periods ended June 30, 2016 and 2015, respectively, and $8,361 and $7,350 during the six month periods ended June 30, 2016 and 2015, respectively.

Deferred rent – Certain of the Company’s operating leases contain lease incentives and predetermined fixed escalations of the base rental rate during the original term of the lease. For these leases, the Company recognizes the related rental expense on a straight-line basis over the life of the lease and records the difference between the amounts charged to operations and amounts paid as deferred rent. The balance of deferred rent is presented as a long-term liability on the balance sheet.

Stock warrants – The Company accounts for stock warrants under the provisions of the fair value based measurement method, which requires the recognition of compensation expense based on the fair value of warrants on the grant date. Compensation expense is being recognized on a straight-line basis over the total requisite service period of each award.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies (continued)

Revenue recognition – Revenue is recognized from product sales, which includes shipping revenue, net of estimated returns, upon shipment of products to customers. The Company records its reserve for estimated future returns based on historical experience and current trends.

The majority of product sales are shipped from the Amazon.com’s various fulfillment centers. Certain vendors are also used to ship products directly to customers on the Company’s behalf. The Company acts as principal in these transactions, as orders are initiated directly through the e-commerce businesses that are operated by the Company or through Amazon.com; title to the goods are taken by the Company at the shipping point and have the economic risk related to collection, customer care, and returns. Revenue is then recognized when title and significant risks of ownership passes to the customer. For drop-shipping services, revenue is recorded at gross as a principal and recorded as revenues from product sales.

For retail sales, revenue is recorded at the point of sale.

Advertising – The Company’s policy is to expense advertising costs as incurred. Advertising expenses were $65,954 and $30,990 during the three month periods ended June 30, 2016 and 2015, respectively, and $109,631 and $58,411 during the six month periods ended June 30, 2016 and 2015, respectively.

Shipping and handling – The Company includes shipping and handling costs and fulfillment fees from third parties in cost of sales.

Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Concentrations – At various times during the year, the Company had cash balances maintained with one financial institution in excess of federally insured limits.

The Company sells the majority of its product through Amazon.com’s website. The Company may be susceptible to any negative changes to Amazon.com’s website or online marketplace.

Substantially all the Company’s revenue and accounts receivable is attributable to sales through Amazon.com and its affiliates.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies (continued)

Income taxes – Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statements and tax basis of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not some portion or all of the deferred tax assets will not be realized. The Company evaluates the realizability of its deferred tax assets by assessing its valuation allowance and by adjusting the amount of such allowance, if necessary. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets. Failure to achieve forecasted taxable income in applicable tax jurisdictions could affect the ultimate realization of deferred tax assets and could result in an increase in the Company’s effective tax rate on future earnings.

The Company adheres to the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740-10, Income Taxes, relating to accounting for uncertain tax positions. The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense.

Sales taxes – The Company remits sales taxes to various taxing jurisdictions as a result of revenue earned from the sale of products to its customers. Specific sales tax rates applicable to the Company’s products vary by taxing jurisdiction. The Company records sales tax as a current liability at the time the revenue is earned. The liability is relieved upon the remittance of the sales tax owed to the various taxing jurisdictions. The Company’s accounting policy is to exclude the tax collected and remitted to the state from revenue and expenses.

Subsequent events – Subsequent events are events or transactions that occur after the date of the balance sheet but before the financial statements are issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the date of the balance sheet and before the financial statements are issued.

The Company has evaluated subsequent events through December 28, 2016, which is the date the financial statements are available to be issued.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 2 – Line of Credit

On November 25, 2014, the Company entered into a line of credit agreement with Chase Bank, N.A. (Bank), expiring December 31, 2016. The line of credit is subject to a borrowing base of 50% of inventory and 80% of accounts receivable. Maximum borrowings are $5,000,000, adjusting to accommodate the Company’s increased activity during the holiday months, so that $9,000,000 in borrowings are available to the Company from October 1 to February 1. The Company may select the interest rate for each advance at the LIBOR plus 1.5%, or the prime rate less 1.25% (2.25% at June 30, 2016).

The line of credit agreement between the Bank and the Company contain certain financial covenants that are required to be met by the Company. Subsequent to the balance sheet date, the line of credit was paid off. See Note 9.

Note 3 – Operating Leases

The Company has operating leases for its office, retail, and warehouse spaces with various maturities through May 2019. Rent expense under these leases $112,059 and $82,862 during the three month periods ended June 30, 2016 and 2015, respectively, and $217,584 and $156,321 during the six month periods ended June 30, 2016 and 2015, respectively.

Future minimum lease commitments are as follows:

Remainder of 2016	$295,226
2017	764,500
2018	453,992
2019	308,330

$1,822,048

The company has the option to terminate one of its leases in November 2017 and again in November 2018. The table above assumes the Company does not elect to terminate its lease early.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 4 – Income Taxes

At June 30, 2016 and December 31, 2015, the Company’s net deferred tax asset was $87,737 and $149,927, respectively. The components of the gross deferred tax assets and liabilities were primarily attributable to the reserve for returns and allowance, stock warrants and the book-tax basis differential in fixed assets. Management considered the need for a valuation allowance for each period and determined that no such allowance was required.

Income tax expense for the three and six month periods ended June 30, 2016 and 2015, is based on the Company’s estimate of the effective tax rate expected to be applicable for the full year. The difference between the anticipated income tax expense at the statutory federal rate of 34% and actual income tax expense for the periods presented was primarily attributable to net effect of state income taxes, certain permanent differences and the effect of federal research and development credits.

The Company does not have any material uncertain tax positions. As of June 30, 2016 and December 31, 2015, there is no accrued interest or penalties recorded in the financial statements.

The Company’s total deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for federal income tax purposes.

Note 5 – Stockholders’ Equity

Capital structure – The capital structure of the Company consists of the following:

Common stock – The Company has authorized 50,000,000 shares; 991,698 shares issued and outstanding at June 30, 2016 and December 31, 2015, with no par value.

Preferred stock – The Company has authorized 50,000,000 shares; no shares issued or outstanding at June 30, 2016 and December 31, 2015, with no par value.

Holders of preferred stock shall have preferential rights and privileges to holders of common stock with regard to dividends, redemptions, liquidations, and other as provided by the Board of Directors in establishing particular series of preferred stock. As of June 30, 2016 and December 31, 2015, no particular series of preferred stock has been established by the Board of Directors.

Stock warrants – The Company’s executive management, from time to time, grant certain parties warrants to purchase shares of the Company’s common stock at fixed prices with the approval of the Board of Directors. The warrants vest immediately and expire 5 to 10 years from the date of issuance.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 5 – Stockholders’ Equity (continued)

Put options – During 2013, and in connection with the stock sales, the Company executed two put option agreements with 10-year terms, which allow certain stockholders the right to require the Company to repurchase 98,698 shares of common stock upon the occurrence of a triggering event. The triggering events are: (1) the adoption by the Company of a plan of liquidation or dissolution; or (2) a sale, merger, consolidation, or other transaction or series of transactions within a period of twelve (12) consecutive months resulting in a change in control of the Company. The put option agreement defines a change in control as an event where the stockholders of the Company immediately before the transaction do not retain substantially the same proportions of their share ownership of the Company’s voting stock immediately after the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company.

Subsequent to a triggering event, the Company will be required to repurchase the shares from the stockholders at $12.92 per share, upon the proper and timely exercise of the put options. Although a triggering event occurred subsequent to year-end, (see Note 9), the put option was not exercised because it was more beneficial for the holder to sell its shares of common stock. Accordingly, no liability has been recorded related to this settlement.

Note 6 – Share-Based Compensation

The following table summarizes the Company’s stock warrants outstanding and exercisable at June 30, 2016:

Exercise Price	Number of Warrants Outstanding	Weighted- Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Weighted- Average Grant Date Fair Value

$1.00	191,625	3.44	$-	$-
1.50	65,000	4.56	-	-
6.23	21,849	5.89	-	-
8.36	20,000	6.56	-	-
12.92	58,050	3.50	-	-

	356,524	3.98	$3.77	$1.03

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 7 – Employee Benefit Plan

Effective January 1, 2015, the Company implemented a defined contribution 401(k) plan (Plan) covering substantially all employees. Employees are eligible after one year, with a minimum of 1,000 hours worked, and may elect to defer compensation subject to the Internal Revenue Service allowable contribution limit. The Company matches up to 6% of employee compensation, as defined by the Plan document, which totaled $49,207 and $30,161 during the three month periods ended June 30, 2016 and 2015, respectively, and $87,867 and $57,192 during the six month periods ended June 30, 2016 and 2015, respectively.

Note 8 – Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. To measure fair value, we use a three-tier valuation hierarchy based upon observable and non-observable inputs:

Level 1	Unadjusted quoted prices that are available in active markets for identical assets or liabilities at the measurement date.

Level 2	Significant other observable inputs available at the measurement date, other than quoted prices included in Level 1, either directly or indirectly, including:

	•	Quoted prices for similar assets or liabilities in active markets;
	•	Quoted prices for identical or similar assets in non-active markets;
	•	Inputs other than quoted prices that are observable for the asset or liability; and
	•	Inputs that are derived principally from or corroborated by other observable market data.

Level 3	Significant unobservable inputs that cannot be corroborated by observable market data and reflect the use of significant management judgment. These values are generally determined using pricing models for which the assumptions utilize management’s estimates of market participant assumptions.

The fair value hierarchy requires the use of observable market data when available. In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. Our assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

etailz, inc.

NOTES TO FINANCIAL STATEMENTS

Note 8 – Fair Value Measurements (continued)

Our financial instruments include cash, accounts receivable, line of credit, accounts and credit cards payable, sales tax payable, payroll liabilities and accrued expenses and liabilities. The fair values of these items approximated carrying values because of the short-term nature of the instruments. If these instruments were measured at fair value in the financial statements, they would be classified as Level 1 in the fair value hierarchy.

Note 9 – Subsequent events

Effective October 17, 2016, Trans World Entertainment Corporation, a public entity traded on the NASDAQ acquired all of the outstanding shares of etailz for approximately $75,000,000, which includes contingent consideration.